SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2003

Martek Biosciences Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22354	52-1399362

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6480 Dobbin Road Columbia, Maryland	21045

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 740-0081

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.
Item 9. Regulation FD Disclosure.
SIGNATURES
Press Release

MARTEK BIOSCIENCES CORPORATION

Item 7. Financial Statements and Exhibits.

     99.1 Press Release, issued February 25, 2003.

Item 9. Regulation FD Disclosure.

     On February 25, 2003, Martek Biosciences Corporation issued the press release attached hereto as Exhibit 99.1 concerning the closing of a one-year $10 million secured working capital line of credit facility with Allfirst Bank of Baltimore, Md. The press release is incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTEK BIOSCIENCES CORPORATION

Date: February 25, 2003	By:	/s/ Peter L. Buzy

Peter L. Buzy
Chief Financial Officer